Exhibit 10.2

Confidential Materials omitted and filed separately with the
Securities and Exchange Commission. Asterisks denote omissions.
TERMINATION AGREEMENT
     THIS TERMINATION AGREEMENT, dated July 3, 2006 (this “Agreement”), is made by and between Merck & Co., Inc., a corporation organized and existing under the laws of New Jersey (“Merck”) and Alnylam Pharmaceuticals, Inc., a corporation organized and existing under the laws of Delaware (“Alnylam”; Merck and Alnylam together are referred to herein as the “Parties”).
     WHEREAS, the Parties entered into a Collaboration and License Agreement, effective as of June 29, 2004 (the “Collaboration Agreement”), pursuant to which the Parties agreed to collaborate in the research, development and commercialization of RNAi Products directed to certain targets, including but not limited to VEGF, in the Field;
     WHEREAS, Merck and Alnylam no longer desire to collaborate in the research, development and commercialization of RNAi Products directed to VEGF or any Additional Program Targets in the Field;
     WHEREAS, the Parties now desire to terminate the Collaboration Agreement and provide for the return of rights to VEGF and VEGF Products to Alnylam on the terms and conditions set forth herein;
     NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:
1.	Termination; Survival. Effective as of the date of this Agreement (the “Termination Date”) the Parties hereby terminate the Collaboration Agreement. Notwithstanding Section 12.4 of the Collaboration Agreement, all rights and obligations of the Parties under the Collaboration Agreement shall terminate except as otherwise expressly set forth in this Agreement. Terms defined in the Collaboration Agreement and used either in this Agreement or in the provisions of the Collaboration Agreement which, pursuant to this Agreement, shall continue to apply, shall have the meanings given to them in the Collaboration Agreement.

2.	VEGF. Effective as of the Termination Date:
(a)	Alnylam shall be free to develop, manufacture and commercialize all Ophthalmic Products directed to VEGF, in the Field in the Territory, with or without a partner or collaborator and without any further obligation to Merck with respect to such activities, subject to the continuing obligations of the Parties set forth in this Agreement;

(b)	Merck hereby grants Alnylam a license under MERCK Technology solely to Develop, Manufacture and Commercialize Ophthalmic Products directed to VEGF in the Field in the Territory. Such license shall be exclusive and royalty-bearing for the royalty term of an Ophthalmic Product as set forth in Section 8.3.3 of the Collaboration Agreement in each country in the Territory,
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and shall thereafter be a non-exclusive, royalty-free license to Develop, Manufacture and Commercialize such Ophthalmic Product in the Field in such country. Such license shall include the right to grant sublicenses and licenses as provided in Section 7.2 of the Collaboration Agreement as if such Ophthalmic Products are Royalty-Bearing Products and Alnylam is the Continuing Party, and such license shall be subject to the terms of Section 7.4. Subject to the rights granted each Party under this Agreement, each Party shall have the right to use, sell, keep, license or assign its interest in Joint Collaboration IP and otherwise undertake all activities a sole owner might undertake with respect to such Joint Collaboration IP without the consent of and without accounting to the other Party;

(c)	for a period of [**] after the Termination Date, neither Merck nor any of its Affiliates shall, alone or with a Third Party, research, develop, manufacture or commercialize RNAi Products directed to VEGF in the Field in the Territory;

(d)	the provisions of Sections 8.3.2, 8.3.3, 8.3.4, 8.3.5, 8.3.6.2, 8.3.7, 8.3.8, 8.4, 8.5, and 8.6 of the Collaboration Agreement shall apply to royalties payable by Alnylam to Merck in respect of Ophthalmic Products directed to VEGF as if such Ophthalmic Products are Royalty-Bearing Products and Alnylam is the Royalty Payor and Continuing Party; provided, that (x) with respect to the Ophthalmic Product directed to VEGF at the most advanced stage of Development as of the Termination Date:
(i)	The Sublicense Revenue Fraction shall be [**] percent ([**]%);

(ii)	Royalty Rate One shall be [**] percent ([**]%);

(iii)	Royalty Rate Two shall be [**] percent ([**]%);

(iv)	Royalty Rate Three shall be [**] percent ([**]%); and

(v)	Royalty Rate Four shall be [**] percent ([**]%); and
(y) royalties shall be payable in respect of all other Ophthalmic Products directed to VEGF at a rate of [**] percent ([**]%) of the applicable rate set forth above;
(e)	the provisions of Article 9 of the Collaboration Agreement shall continue to apply, and the provisions of such Article pertaining to Royalty-Bearing Products for which Alnylam is the Continuing Party shall also apply to Ophthalmic Products directed to VEGF; provided, that Alnylam may also disclose the subject matter of this Agreement to any bona fide actual or prospective collaborators, strategic partners or sublicensees with respect to Ophthalmic Products directed to VEGF who are obligated to keep such information confidential;

(f)	the provisions of Sections 10.5.1, 10.5.2, 10.5.3(a), 10.5.3(b) and 10.5.4 and Article 11 of the Collaboration Agreement shall continue to apply, and the provisions of Section 10.5.3(c) and Article 11 shall apply to Ophthalmic Products directed to VEGF as if such Ophthalmic
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Products are Royalty-Bearing Products and Alnylam is the Continuing Party; provided, that (x) the reference in Section 11.4.2.2(a) of the Collaboration Agreement to Section 7.1 of the Collaboration Agreement shall instead be a reference to Section 2(b) of this Agreement, and (y) the reference in Section 11.4.4(d) of the Collaboration Agreement to Section 8.3.2 shall instead be a reference to Section 2(d) of this Agreement; and

(g)	in addition to the provisions set forth above, with respect to the Ophthalmic Products directed to VEGF, Merck shall, at ALNYLAM’s request:
(i)	provide, or cause to be provided, to Alnylam as soon as reasonably practicable all Know-How that (i) Merck Controls at the Termination Date that pertains to such Ophthalmic Products and (ii) has not been previously provided by it to Alnylam and (iii) is reasonably necessary for the practice of the license rights granted to Alnylam under this Agreement; and

(ii)	return, or cause to be returned, to Alnylam as soon as reasonably practicable any and all tangible manifestations and embodiments of Alnylam’s Know-How and other materials provided by Alnylam pursuant to the Collaboration Agreement in respect of such Ophthalmic Products.
3.	Miscellaneous.
(a)	Entire Agreement. This Agreement and the provisions of the Collaboration Agreement which, pursuant to this Agreement, shall continue to apply contain the entire understanding of the Parties with respect to the subject matter hereof. All express or implied agreements and understandings, either oral or written, with regard to such subject matter are superseded by the terms of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly-executed by authorized representatives of both Parties hereto.

(b)	Assignment. Except as provided in this Section 3(b), this Agreement may not be assigned or otherwise transferred, nor may any right or obligation hereunder be assigned or transferred, by either Party without the consent of the other Party. However, either Party may, without the other Party’s consent, assign this Agreement and its rights and obligations hereunder in whole or in part to an Affiliate or to a party that acquires, by merger, sale of assets or otherwise, all or substantially all of the business of the assigning Party to which the subject matter of this Agreement relates. The assigning Party shall remain responsible for the performance by its assignee of this Agreement or any obligations hereunder so assigned to such assignee.

(c)	Representations and Warranties. Each Party represents and warrants to the other Party that as of the Effective Date of this Agreement:
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(i)	It is duly-organized and validly existing under the laws of its jurisdiction of incorporation or formation, and has full corporate or other power and authority to enter into this Agreement and to carry out the provisions hereof.

(ii)	It is duly-authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person or persons executing this Agreement on its behalf has been duly-authorized to do so by all requisite corporate action.

(iii)	This Agreement is legally binding upon it and enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by it does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party and by which it may be bound.
(d)	Further Assurances. Each Party shall take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable law or otherwise to consummate and make effective the transactions contemplated by this Agreement.

(e)	Miscellaneous Provisions. Other than Sections 13.2 and 13.7, the provisions of Article 13 of the Collaboration Agreement shall also apply to this Agreement.
     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

MERCK & CO., INC.		ALNYLAM PHARMACEUTICALS, INC.

BY:	/s/ Stephen J. Friend	BY:	/s/ John M. Maraganore

NAME:	Stephen H. Friend	NAME:	John M. Maraganore
TITLE:	Executive Vice President, Merck Research Laboratories	TITLE:	President & Chief Executive Officer
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